UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2019

Date of Report (Date of earliest event reported)

EMPIRE POST MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55962	27-1122308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Regatta Drive, Suite 102 Las Vegas, Nevada	89128
(Address of principal executive offices)	(Zip Code)

(832) 256-6714

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

1.01 Entry into a Material Definitive Agreement.

On or about October 1, 2019, the Company entered into an office sublease agreement (hereinafter referred to as the “Lease Agreement”) with Winners Cycles, LLC, a Nevada limited liability company, whose business address of 7955 West Sahara Avenue, Suite 102, Las Vegas, Nevada 89117 (hereinafter referred to as the “Sublessor”). Pursuant to the Sublease Agreement, the Company subleased the commercial space located at 5031 Wagon Trail Avenue, Suite 102-106, Las Vegas, Nevada 89118 (hereinafter referred to as the “Office Space”). The Office Space consists of five different commercial suites which have been previously modified to be one contiguous office, showroom, and service center consisting of 8,954 square feet of rentable space. The Company paid to the Sublessor an initial deposit of $12,804.22 and has agreed to pay basic monthly rent of $8,506.30 plus monthly CAMS of $3,402.52 resulting in a full monthly payment of $11,908.82 to Sublessor with three annual rent abatements (e.g. November 2019, October 2020, and October 2021) whereby the Company only has to pay the CAMS for each particular monthly abatement of $3,402.52. The Lease Agreement terminates on July 22, 2022. The Company received approval for up to $15,000 in Office improvements to be paid for by the Sublessor. Additionally, according to section 2.3 of the Lease Agreement, if the Company is unable to get approval for a “Special Use Permit” (hereinafter referred to as the “SUP”) by Clark County, Department of Comprehensive Planning using commercially reasonable efforts, the Company will be allowed to terminate the Lease Agreement upon written notice of termination to the Sublessor which requires evidence of such denial of the SUP. If the Company terminates the Lease Agreement for denial of the SUP pursuant to the above subsection of the Lease Agreement, the Company will receive a refund of all monies paid to the Lessor to date and the parties to the Lease Agreement shall have no further obligations to each other.

SECTION 8 – OTHER EVENTS ITEM

8.01 Other Events.

On or about September 26, 2019, the Company entered into a promissory note with Saean, Inc., a Nevada corporation, whose business address is 7055 West Laredo, Las Vegas, Nevada 89117 (hereinafter referred to as the “Promissory Note”) in the amount of $125,000. The Promissory Note is due and payable on December 25, 2019 and carries an interest rate of 6%.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1	Office Sublease Agreement dated October 1, 2019 with Winner Cycles, LLC, a Nevada limited liability company.

99.2	Promissory Note Payable dated September 26, 2019 with Saean, Inc., a Nevada corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE POST MEDIA, INC.

DATE: October 21, 2019	By:	/s/ Ian N. Dixon
	Name:	Ian N. Dixon
	Title:	President and Chief Operating Officer